

                                  NSAR ITEM 77O

                         VK Municipal Opportunity Trust
                               10f-3 Transactions

  UNDERWRITING #         UNDERWRITING          PURCHASED FROM      AMOUNT OF SHARES      % OF UNDERWRITING      DATE OF PURCHASE
                                                                      PURCHASED


         1             Metro Pier & Expo        Smith Barney           3,000,000               0.713               08/23/99


         4
